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                                                                 Exhibit 23.5


                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

         We hereby consent to (i) the inclusion of our opinion letter, dated February 8, 1999, to the Board of Directors of Players International, Inc. (the "Company") as Appendix C to the Joint Proxy Statement/Prospectus of the Company and Jackpot Enterprises, Inc. relating to the merger of JEI Merger Corp. with and into the Company, and (ii) all references to DLJ in the sections captioned "Summary--Opinions of Financial Advisors--Players" and "The Merger--Opinions of Financial Advisors--Opinion of Players Financial Advisor" in the Joint Proxy Statement/Prospectus of the Company and Jackpot Enterprises, Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                  DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION

                                  By /s/ Kelly Masuda
                                     -------------------------
                                     Kelly Masuda
                                     Vice President

Los Angeles, California
July 20, 1999